FORM 8-K/A

                    CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934

           Date of Report:   January 5, 2005
           (Date of earliest event reported)

                    BORGWARNER INC.
     (Exact name of registrant as specified in its charter)


          Delaware          1-12162           13-3404508
     (State of Incorporation)(Commission File No.)     (IRS Employer
                               Identification No.)

            5435 Corporate Drive, Suite 150
                    Troy, MI 48098
       (Address of principal executive offices)

     Registrant's telephone number, including area code:
                    (248) 373-5550

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


     Item 2.01 Completion of Acquisition or Disposition of Assets

          On January 4, 2005, BorgWarner Germany GmbH
     ("BorgWarner Germany"), a wholly owned German subsidiary of BorgWarner Inc. ("BorgWarner"), acquired from CEP BE 00
     Beteiligungs GmbH, Frau Ingelore Ruprecht, Wolfram Birkel, Elsa
     Birkel, Annegret Birkel, Christoph Birkel, Catharina Birkel, Klosterfeld Beteiligungen GmbH + Co. KG and Meier-Birkel GmbH & Co. KG an aggregate of 6,221,170 shares or 62.21% of the outstanding shares of Beru AG, a German publicly-traded company ("Beru"), for Euro 59 per share (or an aggregate purchase price of approximately Euro
     367 million). This acquisition was made pursuant to the Sale and Purchase Agreement dated October 30, 2004, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 4, 2004 and is incorporated by reference. The press release issued by BorgWarner on January 4, 2005 announcing the completion of the acquisition is filed as Exhibit 99.1, and is incorporated in its entirety by reference.

          On February 15, 2005, BorgWarner announced that BorgWarner Germany, after the completion of a tender offer in Germany, holds 69.42% of the outstanding shares of Beru. The press release issued by BorgWarner on February 15, 2005 containing this announcement is filed as Exhibit 99.2, and is incorporated in its entirety by reference.

     Item 9.01 Financial Statements and Exhibits

       (a)     Financial Statements of Business Acquired

          Not applicable. BorgWarner's indirect holding in Beru of 69.42% of the outstanding shares of Beru does not require the filing of Beru financial statements.

       (b)     Pro Forma Financial Information

          Not applicable. BorgWarner's indirect holding in Beru of 69.42% of the outstanding shares of Beru does not require the filing of pro forma financial information.

       (c) Exhibits.

          99.1 Press Release dated January 4, 2005, announcing the completion of the acquisition of a majority stake in Beru
     (incorporated by reference to BorgWarner's Current Report on Form 8-K filed on January 5, 2005).


          99.2 Press Release dated February 15, 2005, announcing that BorgWarner Germany holds 69.42% of the outstanding shares of Beru.




     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BORGWARNER INC.



                              By:/s/ Vincent M. Lichtenberger
                              --------------------------------
                              Vincent M. Lichtenberger
                              Assistant Secretary

     Dated: February 15, 2005